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                                                                     Exhibit 1.1








                          FOREST CITY ENTERPRISES, INC.


                              (an Ohio corporation)


                           PLACEMENT AGENCY AGREEMENT







Dated:   March ___, 2002





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                          FOREST CITY ENTERPRISES, INC.

                              (an Ohio corporation)

                           PLACEMENT AGENCY AGREEMENT

                                                                 March ___, 2002

McDonald Investments Inc.
800 Superior Avenue
Cleveland, Ohio 44114-2603

Ladies and Gentlemen:

         Forest City Enterprises, Inc., an Ohio corporation (the "Company"), and certain shareholders of the Company named in Schedule A hereto (the "Selling Shareholders"), confirm their agreement with McDonald Investments Inc. ("McDonald" or the "Placement Agent"), to act as exclusive placement agent for the Selling Shareholders, with respect to the sale by the Selling Shareholders of certain of the issued and outstanding Class A Common Shares, par value $0.33 1/3 per share (the "Common Shares" or the "Securities"), of the Company.

         It is contemplated that up to 1,500,000 Common Shares will be sold by the Selling Shareholders in connection with this Agreement. In acting as the Placement Agent, McDonald will seek to place the Securities with purchasers (the "Purchasers") on a reasonable best efforts basis, acting as the agent of the Selling Shareholders and not as a principal in the placement of the Securities.

         SECTION 1. REPRESENTATIONS AND WARRANTIES.

         (a) Representations and Warranties by the Company. The Company represents and warrants to the Placement Agent as of the date hereof, and as of the Closing Time referred to in Section 2(b) hereof, and agrees with the Placement Agent, as follows:

                  (i) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-84282) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective, and documents subsequently incorporated by reference therein pursuant to
         Item 12 of Form S-3 is herein called the "Registration Statement." The prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form furnished to the Purchasers in this offering, and any amendment or supplement thereto, is herein called the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system. All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is incorporated



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         by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

                  (ii) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") or the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the 1933 Act Regulations or the 1934 Act Regulations, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Placement Agent or the Selling Shareholders expressly for use in the Prospectus as amended or supplemented relating to the Securities;

                  (iii) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Placement Agent or the Selling Shareholders expressly for use in the Prospectus as amended or supplemented relating to the Securities;

                  (iv) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus;

                  (v) The Company and its subsidiaries have, or in those cases where such subsidiary is a general partner in a partnership or a managing member in a limited liability company, such partnership or limited liability company has, good and marketable title in fee simple and/or leasehold title (as the case may be) to all real property owned or leased (as the case may be) by them, in each case free and clear of all liens, encumbrances and defects except as such are described in the Prospectus or such as do not or are not reasonably likely to materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries;



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                  (vi) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Ohio, has the corporate power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation and is in good standing under the laws of each other jurisdiction in which the failure so to qualify and maintain good standing would have a materially adverse effect on the Company and its subsidiaries taken as a whole; and each subsidiary and each partnership subsidiary of the Company and each limited liability company in which the Company or one of its subsidiaries is a managing member has been duly organized and is validly existing as a corporation, partnership or limited liability company in good standing under the laws of its jurisdiction of organization, has the corporate, partnership or limited liability company power and authority to own its properties and conduct its business as described in the Prospectus, except for such failure to maintain good standing as would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

                  (vii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; all of the partnership interests in each partnership subsidiary of the Company in which the Company or one of its subsidiaries is a general partner, all of the membership interests in each limited liability company subsidiary of the Company in which the Company or one of its subsidiaries is a managing member and all of the issued shares of capital stock of each corporate subsidiary of the Company have been duly and validly authorized and issued, are fully paid and, in the case of corporate subsidiaries and limited liability company subsidiaries, are non-assessable, and (except as described in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

                  (viii) The Securities have been duly and validly authorized and are fully paid and non-assessable and the Securities conform to the description thereof contained in the Registration Statement;

                  (ix) The sale of the Securities and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or its subsidiaries is a party or by which the Company or its subsidiaries is bound or to which any of the property or assets of the Company or its subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or Code of Regulations of the Company or the organizational documents of its corporate subsidiaries or any of the Company's partnership subsidiaries in which the Company or one of its subsidiaries is a general partner or any of the limited liability company subsidiaries in which the Company or any of its subsidiaries is a managing member, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its subsidiaries, or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been, or will have been prior to each Closing Time (as defined in Section 2(b) hereof), obtained under the 1933 Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or real estate laws in connection with the purchase of the Securities by the Purchasers;

                  (x) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company, any of its subsidiaries or any of the Company's limited liability subsidiaries where the Company or one of its subsidiaries is a managing member



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         or any of the Company's partnership subsidiaries in which the Company or one of its subsidiaries is a general partner is a party or of which any property of the Company or any of its subsidiaries or any of the Company's limited liability subsidiaries where the Company or one of its subsidiaries is a managing member or any of the Company's partnership subsidiaries in which the Company or one of its subsidiaries is a general partner is the subject, which, if determined adversely to the Company or any of its subsidiaries or any of the Company's limited liability subsidiaries where the Company or one of its subsidiaries is a managing member or any of the Company's partnership subsidiaries in which the Company or one of its subsidiaries is a general partner, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                  (xi) Neither the Company nor any of its subsidiaries is (i) in violation of its Articles of Incorporation or Code of Regulations or other organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for such individually or in the aggregate will not have a material adverse effect on the Company and its subsidiaries taken as a whole;

                  (xii) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations;

                  (xiii) Except as set forth in the Prospectus, no holders of any securities of the Company or any of its subsidiaries have any rights to require the Company or any of its subsidiaries to register any such securities under the 1933 Act; and

                  (xiv) Except as otherwise disclosed in the Prospectus as amended or supplemented, and except as individually or in the aggregate would not have in material adverse effect on the Company and its subsidiaries taken as a whole, neither the Company nor any of its subsidiaries has authorized or conducted, or has knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release or other handling of any hazardous substance, asbestos, radon, polychlorinated byphenyls, petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquified gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under an environmental law (collectively, "Hazardous Materials") on, in, under or affecting any real property owned or by any means controlled by the Company or any of its subsidiaries, except in full compliance with and as would not result in any liability under any federal, state and local laws, ordinances, rules, regulations, and other governmental requirements relating to pollution, control of chemicals, management of waste, discharges of materials into the environment, health, safety, natural resources, and the environment (collectively, "Environmental Laws"); and except as individually or in the aggregate would not have a material adverse effect on the Company and its subsidiaries taken as a whole, the Company and its subsidiaries are in compliance with all Environmental Laws and have been and are in compliance with all licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws. Except as otherwise disclosed in the Prospectus, none of the Company or any of its subsidiaries has received any written or oral notice from any governmental entity or any other person of any claim and there is no pending or threatened claim, litigation, or any administrative agency proceeding that (a) alleges a violation of any Environmental Laws by the Company or any of its subsidiaries or that alleges that any such person is a liable party or potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., or any state



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         superfund law; (b) has resulted in or could result in the attachment of an environmental lien on any of the properties owned or leased by the Company or any of its subsidiaries; or (c) alleges contamination of any of the properties owned or leased by the Company or any of its subsidiaries, damage to natural resources, property damage or personal injury based on their activities or the activities of their predecessors or third parties involving Hazardous Materials, whether arising under the Environmental Laws, common law principles, or other legal standards.

         (b) Representations and Warranties by the Selling Shareholders. Each Selling Shareholder represents and warrants to the Placement Agent and the Company as of the date hereof, and as of each Closing Time referred to in
Section 2(b) hereof, and agrees with the Placement Agent and the Company, as follows:

                  (i) Such Selling Shareholder now has and at each Closing Time (as defined in Section 2(b) hereof) will have good and valid title to all the Securities to be sold by such Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever, with full legal right, power and authority to enter into this Agreement and the Power of Attorney;

                  (ii) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to stabilize or manipulate, or which has constituted stabilization or manipulation of, the price of the Securities in order to facilitate the sale or resale of the Securities or otherwise;

                  (iii) Such Selling Shareholder is disposing of such Securities for his, her or its own account. Such Selling Shareholder is not selling such Securities, directly or indirectly, for the benefit of the Company or the Placement Agent, and no part of the proceeds of such sale to be received by such Selling Shareholder will inure, either directly or indirectly, to the benefit of the Company;

                  (iv) This Agreement and the Power of Attorney have been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and this Agreement and the Power of Attorney are valid and binding obligations of such Selling Shareholder enforceable in accordance with their terms; and pursuant to the power of attorney conferred by such Power of Attorney, such Selling Shareholder has, among other things, authorized the Attorney-in-Fact to execute and deliver on such Selling Shareholder's behalf this Agreement and any other document that such Selling Shareholder may deem necessary, advisable or appropriate in connection with the transactions contemplated hereby;

                  (v) Such Selling Shareholder is familiar with the Registration Statement and the Prospectus and has no knowledge of any material information concerning the current operations of the Company or any of its subsidiaries which is required to be set forth in the Prospectus and is not set forth therein. All information furnished in writing to the Company or the Placement Agent by such Selling Shareholder specifically for use in the preparation of the Registration Statement and the Prospectus and other documents to be filed with the National Association of Securities Dealers, Inc. (the "NASD") or state securities or Blue Sky authorities is true and correct and does not contain an untrue statement of a material fact nor does it omit to state any material fact required to be stated therein or necessary to make such information not misleading. Each Selling Shareholder has only furnished to the Company or the Placement Agent expressly for such use, the statements concerning such Selling Shareholder set forth in the Prospectus under the caption "Selling Shareholders";

                  (vi) The execution and performance of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with, result in a breach of, or constitute a default under any will, trust (constructive or other), agreement, indenture, mortgage, note, deed, rule, regulation, order, injunction, judgment, decree or other instrument to which such Selling Shareholder is a party or by which such person is bound; and



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                  (vii) All consents, approvals, authorizations and orders
         necessary for the execution and delivery by such Selling Shareholder of this Agreement and for the sale and delivery of the Securities to be sold by such Selling Shareholder hereunder have been obtained.

         SECTION 2. PLACEMENT AGENT FEES AND PROPORTIONATE SALES.

         (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Selling Shareholder agrees to pay McDonald a fee (the "Fee"), based upon the amount of Securities sold, as calculated in accordance with the provisions of this Section for its services pursuant to this Agreement. Each Selling Shareholder will pay a Fee equal to 3.0% of the purchase price of all Securities sold by such Selling Shareholder pursuant to this Agreement.

         (b) On the date on which any Purchaser purchases the Securities from any Selling Shareholder in accordance with this Agreement (each such date, a "Closing Time"), such Selling Shareholder shall pay the Fee to the Placement Agent in cash by wire transfer of immediately available funds to a bank account designated by the Placement Agent.

         (c) The parties anticipate that the sale of the Securities contemplated by this Agreement will be effectuated on one Closing Time. However, pursuant to the terms of the Forest City Enterprises, Inc. Selling Shareholder's Power of Attorney, dated as of March ___, 2002 (the "Power of Attorney"), if the sale of Securities to Purchasers is effectuated on more than one Closing Time, or if less than all of the Securities tendered by the Selling Shareholders in the aggregate are sold to Purchasers as contemplated by this Agreement, then the Attorney-in-Fact (as defined in the Power of Attorney) shall sell at each Closing Time, and in the aggregate, Securities of each Selling Shareholder representing such Selling Shareholder's proportion of the total Securities tendered by all Selling Shareholders.

         SECTION 3. COVENANTS OF THE COMPANY AND THE SELLING SHAREHOLDERS.

         (a) Compliance with Securities Regulations and Commission Requests. The Company will notify the Placement Agent immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest reasonable time to do so.

         (b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Placement Agent or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will reasonably promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the



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Company will furnish to the Placement Agent such number of copies of such amendment or supplement as the Placement Agent may reasonably request. Notwithstanding anything that may be contained herein to the contrary, the rights and obligations of the Selling Shareholders and the Company pursuant to the Registration Rights Agreement, dated as of March 12, 2002, shall control in the event of any conflict between the provisions contained herein and therein.

         (c) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

         (d) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         (e) No Manipulation of Market for Securities. Except for the authorization of actions permitted to be taken by the Placement Agent as contemplated herein or in the Prospectus, neither the Company nor any Selling Shareholder will (a) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and (b) until the Closing Time,
(i) sell, bid for or purchase the Securities or pay any person any compensation for soliciting purchases of the Securities or (ii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company; provided however that the Company may issue Securities pursuant to the exercise of outstanding options.

         SECTION 4. PAYMENT OF EXPENSES.

         (a) Expenses. The Selling Shareholders will pay or cause to be paid all expenses incident to the performance of the obligations of the Company and the Selling Shareholders under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) and each amendment thereto, (ii) the preparation and delivery to the Placement Agent of this Agreement and such other documents as may be required in connection with the offering, purchase, sale or delivery of the Securities, (iii) the fees and disbursements of the Company's counsel, accountants and other advisors, (iv) the reasonable fees and disbursements of counsel for the Placement Agent in connection with the preparation of any Blue Sky Survey that the Placement Agent deems to be necessary or appropriate, and any supplement thereto, not to exceed $3,000, (v) the printing and delivery to the Placement Agent of copies of each of the preliminary prospectus, Prospectus and any amendments or supplements thereto, (vi) the fees and expenses of any transfer agent or registrar for the Securities and (vii) any fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange, if applicable. The Selling Shareholders shall be solely responsible for the payment of all expenses related hereto and the Company shall be released from any such expenses.

         (b) Termination of Agreement. If this Agreement is terminated by the Placement Agent in accordance with the provisions of Section 5 or Section 8(a), the Selling Shareholders shall reimburse the Placement Agent for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Placement Agent in connection with Section 4(a)(iv) hereof.

         SECTION 5. CONDITIONS OF PLACEMENT AGENT'S OBLIGATIONS. The obligations of the Placement Agent hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer or authorized representative of the Company delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their covenants and other obligations hereunder, and to the following further conditions:

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         (a) Effectiveness of Registration Statement. The Registration Statement
has become effective and at each Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Placement Agent.

         (b) Opinion of Counsel for Company. The General Counsel for the Company shall have furnished to the Placement Agent his written opinion, dated each Closing Time, in substantially the form attached hereto as Exhibit A.

         (c) Opinion of Counsel for the Selling Shareholders. Baker & Hostetler, LLP, counsel for the Selling Shareholders, shall have furnished to the Placement Agent its written opinion, dated each Closing Time, in form and substance satisfactory to the Placement Agent, to the effect that:

                  (i) Each Selling Shareholder has the power and authority to enter into and deliver this Agreement and the Power of Attorney. All actions required to be taken by each Selling Shareholder for the due and proper sale and delivery of the Securities in connection with the Agreement have been duly and validly taken, and each of this Agreement and the Power of Attorney constitutes a valid and binding obligation of each Selling Shareholder;

                  (ii) The sale of the Securities being delivered at such Closing Time and the compliance by the Selling Shareholders with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any will, trust (constructive or other), agreement, judgment, decree, or other instrument to which any of the Selling Shareholders is a party or by which any such Selling Shareholder is bound and of which such counsel has knowledge, or, to the knowledge of such counsel, any order, rule or regulation applicable to any of the Selling Shareholders of any court or of any federal or state regulatory body or administrative agency having jurisdiction over any of the Selling Shareholders or the properties of any of them, except for such breaches or defaults as will not have a material adverse effect on the consummation of the transactions herein contemplated and the fulfillment of the terms hereof by any of the Selling Shareholders; and

                  (iii) To the knowledge of such counsel, upon consummation of the sale of the Securities by each Selling Shareholder in connection with this Agreement, good title to all such Securities, free and clear of all liens, claims, equities or encumbrances, will have been transferred to each of the Purchasers who have purchased Securities in good faith and without notice of any such lien, claim, equity, encumbrance or any other claims whatsoever.

For purposes of such opinion of counsel, the term "knowledge" shall mean the actual knowledge of those partners of Baker & Hostetler, LLP who have participated substantially in advising the Selling Shareholders and/or preparing the necessary documentation relative to the sale of the Securities.

         (d) Opinion of Placement Agent's Counsel. The Placement Agent shall have received from Calfee, Halter & Griswold LLP an opinion dated the Closing Time with respect to such matters as the Placement Agent reasonably may request, and such counsel shall have received such papers and information as they reasonably request to enable them to pass upon such matters.

         (e) Officers' Certificate. At each Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and it subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Placement Agent shall have received a certificate of the President or a Vice President of the Company, on behalf of the Company, and of the chief financial or chief accounting officer of the Company, on behalf of the Company, dated as of such Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of such Closing Time and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

         (f) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Placement Agent shall have received from the independent accountants of the Company a letter dated such date, in form and substance satisfactory to the Placement Agent, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         (g) Bring-down Comfort Letter. At each Closing Time, the Placement Agent shall have received from the independent accountants of the Company a letter, dated as of such Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to such Closing Time.

         (h) Additional Documents. At each Closing Time counsel for the Placement Agent shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Placement Agent and counsel for the Placement Agent.

         (i) Termination of Agreement. If any condition specified in this
Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Placement Agent by notice to the Company and the Selling Shareholders at any time at or prior to the final Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 11 shall survive any such termination and remain in full force and effect.

         SECTION 6. INDEMNIFICATION.

         (a) The Company will indemnify and hold harmless the Placement Agent, each Selling Shareholder and each person, if any, who controls the Placement Agent or each Selling Shareholder within the meaning of Section 15 of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Placement Agent, such Selling Shareholder, or such controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any related preliminary prospectus, the Prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and, subject to the provisions of Section 6(d), will reimburse the Placement Agent, each Selling Shareholder and each such controlling person for any legal or other expenses reasonably incurred by the Placement Agent, each Selling Shareholder or each such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment thereof or supplement thereto in reliance upon or in conformity with written information furnished to the Company by the Placement Agent or a Selling Shareholder specifically for use in the preparation thereof; provided, further, that the foregoing indemnity agreement with respect to any Registration Statement, preliminary prospectus or the Prospectus shall not inure to the benefit of the Placement Agent, to the extent such is deemed to be an underwriter, who failed to deliver a Prospectus, as then amended or supplemented (so long as the Prospectus or any amendment or supplement thereto was provided by the Company to the Placement Agent in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Time) to the person asserting any losses, claims, damages, liabilities or judgments caused by an untrue statement or alleged untrue statement of a material fact contained in such preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the Prospectus, as so amended or supplemented, and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person.

         (b) The Selling Shareholders will severally and not jointly indemnify and hold harmless the Company, the Placement Agent, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company and the Placement Agent within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, the Placement Agent or such controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any related preliminary prospectus, the Prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and, subject to the provisions of Section 6(d), will reimburse the Company, the Placement Agent and each such controlling person for any legal or other expenses reasonably incurred by the Company, the Placement Agent or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Selling Shareholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment thereof or supplement thereto in reliance upon or in conformity with written information furnished to the Company by the Placement Agent specifically for use in the preparation thereof; provided, further, that the foregoing indemnity agreement with respect to any Registration Statement, preliminary prospectus or the Prospectus shall not inure to the benefit of the Placement Agent, to the extent such is deemed to be an underwriter, who failed to deliver a Prospectus, as then amended or supplemented (so long as the Prospectus or any amendment or supplement thereto was provided by the Company to the Placement Agent in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Time) to the person asserting any losses, claims, damages, liabilities or judgments caused by an untrue statement or alleged untrue statement of a material fact contained in such preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the Prospectus, as so amended or supplemented, and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person.

         The liability of each of the Selling Shareholders in respect of the indemnity agreement, set forth in this Section 6 shall be limited to an amount equal to the proceeds received by such Selling Shareholder for the Securities sold pursuant to this Agreement.

         (c) The Placement Agent will indemnify and hold harmless the Company, each person if any, who controls the Company within the meaning of Section 15 of the 1933 Act, each of its directors, each of its officers who have signed the Registration Statement, each of the Selling Shareholders, and each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the 1933 Act, against any losses, claims, damages or liabilities to which the Company, or any such director, officer, Selling Shareholder or controlling person may become subject, under Section 15 of the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment thereof or supplement thereto in reliance upon or in conformity with written information furnished to the Company by the Placement Agent specifically for use in the preparation thereof; and will reimburse the Company and each such director, officer, Selling Shareholder or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

         (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify each party against whom indemnification is to be sought in writing of the commencement thereof; but the omission so to notify an indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and to the extent that it may wish, jointly with any other indemnifying party similarly notified to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

         (e) In order to provide for contribution in circumstances in which the indemnification provided for in this Section is for any reason held to be unavailable from the Company, any Selling Shareholder or the Placement Agent or is insufficient to hold harmless a party indemnified hereunder, the Company, the Selling Shareholders and the Placement Agent shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provisions (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company and any Selling Shareholder any contribution received by the Company or such Selling Shareholder from persons, other than the Placement Agent, who may also be liable for contribution, including persons who control the Company within the meaning of the 1933 Act, officers of the Company who signed the Registration Statement and directors of the Company) to which the Company, one or more of the Selling Shareholders and the Placement Agent may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company, the Selling Shareholders and the Placement Agent from the offering of the Securities or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in this Section, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, each Selling Shareholder and the Placement Agent in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling

Shareholders and the Placement Agent shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of the Fee but before deducting expenses) received by the Selling Shareholders and (y) the Fees received by the Placement Agent. The relative fault of the Company, each Selling Shareholder and of the Placement Agent shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omissions or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholder or the Placement Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 6(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The Company and each Selling Shareholder shall be severally, and not jointly, liable for the amounts to be contributed by each of them pursuant to the provisions of this Section 6(e). Notwithstanding the provisions of this Section 6(e), (i) in no case shall the Placement Agent be liable or responsible for any amount in excess of the Fee applicable to the Securities purchased hereunder, (ii) in no case shall any Selling Shareholder be liable or responsible for any amount in excess of the proceeds received by such Selling Shareholder for the Securities sold pursuant to this Agreement, and (iii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person, if any, who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(e), each person, if any, who controls the Placement Agent within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Placement Agent, each person, if any, who controls a Selling Shareholder within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Selling Shareholder, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 6(e). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 6(e), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this
Section 6(e) or otherwise. No party shall be liable for contribution for any settlement of any action or claim effected without its written consent.

         SECTION 7. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Purchasers.

         SECTION 8. TERMINATION OF AGREEMENT.

         (a) Termination; General. The Placement Agent may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to the final Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and any of its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Placement Agent, impracticable or inadvisable to market the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 11 shall survive such termination and remain in full force and effect.

         SECTION 9. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Placement Agent shall be directed to the Placement Agent at 800 Superior Avenue, Cleveland, Ohio 44114, attention of Daniel Austin; notices to the Company shall be directed to the address of the Company set forth in the Registration Statement, attention Secretary; and notices to the Selling Shareholders shall be directed to Deborah Ratner Salzberg, representative and attorney-in-fact for the Selling Shareholders, at 1600 Terminal Tower, Cleveland, Ohio 44113.

         SECTION 10. PARTIES. This Agreement shall each inure to the benefit of and be binding upon the Placement Agent, the Company, the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Placement Agent, the Company, the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Placement Agent, the Company, the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No Purchaser of Securities shall be deemed to be a successor by reason merely of such purchase.

         SECTION 11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

         SECTION 12. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Placement Agent, the Selling Shareholders and the Company in accordance with its terms.

                                      Very truly yours,

                                      FOREST CITY ENTERPRISES, INC.


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                      And


                                      [List Names of Selling Shareholders]


                                      By:
                                          --------------------------------------
                                          Deborah Ratner Salzberg
                                          Representative of and Attorney-in-Fact
                                             for the Selling Shareholders




CONFIRMED AND ACCEPTED,
         as of the date first above written:

McDONALD INVESTMENTS INC.



By:
   -----------------------------------
         Authorized Signatory